Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

November 2012 Performance Update

The Frontier Fund Supplement Dated November 30, 2012 to Prospectus Dated April 30, 2012 and the Supplement dated August 17, 2012.

The Frontier Fund Class 2 Original

T H E  F RO N T I E R  F U N D ’ S  G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

November performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	November 30, 2012 MTD	November 30, 2012 YTD	NAV / Unit
Balanced Series-2	0.58%	-5.02%	$147.25
Balanced Series-2a	0.61%	-4.41%	$122.69
Tiverton/Graham/Transtrend Series-2	-3.01%	-13.40%	$96.85
Currency Series-2	-2.15%	-12.41%	$76.74
Long/Short Commodity Series-2	-1.73%	-5.55%	$152.98
Winton/Graham Series-2	-0.79%	-10.09%	$116.62
Winton Series-2	1.48%	-6.18%	$155.56

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

* The above table sets forth the actual performance for the Class and Series as of November 30, 2012. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(714,426.90)
Unrealized trading gain (loss)	1,273,547.55
Less: Commissions	(72,121.76)
Less: Trading Fee paid to Managing Owner	(31,791.32)
Interest income	3,086.93

Total Income	458,294.50
EXPENSES
Broker service fees	0.00
Incentive fees	111,524.57
Management fees	48,167.01

Total Expenses	159,691.58

Net Income (Loss)	$298,602.92

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	353,865.46554	$51,807,514.95	$146.40
Current month additions	0.00000	0.00
Current month redemptions	(5,287.83542)	(778,680.91)
Net income (loss) for current month		298,602.92	0.85

Net asset value, end of current month	348,577.63010	$51,327,436.96	$147.25

	Monthly rate of return		0.58%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(14,340.30)
Unrealized trading gain (loss)	25,670.10
Less: Commissions	(1,439.86)
Less: Trading Fee paid to Managing Owner	(634.43)
Interest income	1,364.97

Total Income	10,620.48
EXPENSES
Trading fees	981.28
Broker service fees	0.00
Incentive fees	2,226.07
Management fees	961.20

Total Expenses	4,168.55

Net Income (Loss)	$6,451.93

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	8,595.59286	$1,048,229.92	$121.95
Current month additions	0.00000	0.00
Current month redemptions	(206.91682)	(25,468.66)
Net income (loss) for current month		6,451.93	0.74

Net asset value, end of current month	8,388.67604	$1,029,213.19	$122.69

	Monthly rate of return		0.61%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 2a

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(156,072.53)
Unrealized trading gain (loss)	69,640.07
Less: Commissions	(2,696.17)
Less: Trading Fee paid to Managing Owner	(2,002.10)
Interest income	4,131.98

Total Income	(86,998.75)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	12,484.72

Total Expenses	12,484.72

Net Income (Loss)	$(99,483.47)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	33,883.37636	$3,383,520.01	$99.86
Current month additions	0.00000	0.00
Current month redemptions	(1,091.56903)	(108,089.21)
Net income (loss) for current month		(99,483.47)	(3.01)

Net asset value, end of current month	32,791.80733	$3,175,947.33	$96.85

	Monthly rate of return		-3.01%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES - 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$101.33
Unrealized trading gain (loss)	(1,318.11)
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(36.33)
Interest income	(0.04)

Total Income	(1,253.15)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	0.00

Total Expenses	0.00

Net Income (Loss)	$(1,253.15)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	742.39337	$58,220.61	$78.42
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		(1,253.15)	(1.68)

Net asset value, end of current month	742.39337	$56,967.46	$76.74

	Monthly rate of return		-2.15%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES - 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(75,928.72)
Unrealized trading gain (loss)	(21,870.10)
Less: Commissions	(9,708.10)
Less: Trading Fee paid to Managing Owner	(5,027.43)
Interest income	14,101.15

Total Income	(98,433.20)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	46,463.44

Total Expenses	46,463.44

Net Income (Loss)	$(144,896.64)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	54,132.63447	$8,427,208.95	$155.68
Current month additions	0.00000	0.00
Current month redemptions	(699.43585)	(108,106.51)
Net income (loss) for current month		(144,896.64)	(2.70)

Net asset value, end of current month	53,433.19862	$8,174,205.80	$152.98

	Monthly rate of return		-1.73%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - LONG/SHORT COMMODITY SERIES - 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(161,303.52)
Unrealized trading gain (loss)	139,839.41
Less: Commissions	(1,519.27)
Less: Trading Fee paid to Managing Owner	(2,558.05)
Interest income	3,062.87

Total Income	(22,478.56)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	11,963.31

Total Expenses	11,963.31

Net Income (Loss)	$(34,441.87)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	36,057.29998	$4,238,481.29	$117.55
Current month additions	0.00000	0.00
Current month redemptions	(998.51278)	(115,545.36)
Net income (loss) for current month		(34,441.87)	(0.93)

Net asset value, end of current month	35,058.78720	$4,088,494.06	$116.62

	Monthly rate of return		-0.79%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES - 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(157,197.70)
Unrealized trading gain (loss)	321,332.24
Less: Commissions	(1,142.70)
Less: Trading Fee paid to Managing Owner	(6,161.34)
Interest income	11,215.35

Total Income	168,045.85
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	19,993.27

Total Expenses	19,993.27

Net Income (Loss)	$148,052.58

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	65,361.52858	$10,019,275.16	$153.29
Current month additions	0.00000	0.00
Current month redemptions	(202.92660)	(31,278.04)
Net income (loss) for current month		148,052.58	2.27

Net asset value, end of current month	65,158.60198	$10,136,049.70	$155.56

	Monthly rate of return		1.48%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES - 2

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(2,816,857.72)
Unrealized trading gain (loss)	5,010,129.65
Less: Commissions	(283,664.54)
Less: Trading Fee paid to Managing Owner	(125,041.29)
Interest income	18,251.57

Total Income	1,802,817.67
EXPENSES
Trading fees	4,603.88
Broker service fees	361,061.47
Incentive fees	437,989.50
Management fees	189,446.24

Total Expenses	993,101.09

Net Income (Loss)	$809,716.58

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,678,474.59707	$204,028,178.31	$121.56
Current month additions	316.75300	36,402.61
Current month redemptions	(26,399.35274)	(3,207,875.24)
Net income (loss) for current month		809,716.58	0.49

Net asset value, end of current month	1,652,391.99663	$201,666,422.26	$122.05

	Monthly rate of return		0.40%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(1,251,254.22)
Unrealized trading gain (loss)	559,115.02
Less: Commissions	(21,592.00)
Less: Trading Fee paid to Managing Owner	(16,025.54)
Interest income	33,076.60

Total Income	(696,680.14)
EXPENSES
Trading fees	0.00
Broker service fees	56,083.90
Incentive fees	0.00
Management fees	99,930.85

Total Expenses	156,014.75

Net Income (Loss)	$(852,694.89)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	330,851.44085	$26,932,938.35	$81.40
Current month additions	23.96220	1,847.60
Current month redemptions	(10,132.89076)	(813,570.35)
Net income (loss) for current month		(852,694.89)	(2.62)

Net asset value, end of current month	320,742.51233	$25,268,520.71	$78.78

	Monthly rate of return		-3.22%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$5,241.07
Unrealized trading gain (loss)	(67,998.27)
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(1,879.53)
Interest income	0.00

Total Income	(64,636.73)
EXPENSES
Trading fees	0.00
Broker service fees	7,373.11
Incentive fees	0.00
Management fees	0.00

Total Expenses	7,373.11

Net Income (Loss)	$(72,009.84)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	48,853.30682	$3,016,475.44	$61.75
Current month additions	59.30948	3,681.46
Current month redemptions	(49.30835)	(3,105.32)
Net income (loss) for current month		(72,009.84)	(1.48)

Net asset value, end of current month	48,863.30795	$2,945,041.74	$60.27

	Monthly rate of return		-2.39%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES

THE FRONTIER FUND FRONTIER LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(572,293.62)
Unrealized trading gain (loss)	(165,208.23)
Less: Commissions	(73,302.56)
Less: Trading Fee paid to Managing Owner	(79,793.13)
Interest income	106,540.83

Total Income	(784,056.71)
EXPENSES
Trading fees	0.00
Broker service fees	35,020.13
Incentive fees	0.00
Management fees	273,462.12

Total Expenses	308,482.25

Net Income (Loss)	$(1,092,538.96)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	469,400.74978	$63,109,231.00	$134.45
Current month additions	3,309.45553	389,876.78
Current month redemptions	(5,136.59480)	(728,755.17)
Net income (loss) for current month		(1,092,538.96)	(2.54)

Net asset value, end of current month	467,573.61050	$61,677,813.65	$131.91

	Monthly rate of return		-1.89%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - FRONTIER LONG/SHORT COMMODITY SERIES

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(815,714.06)
Unrealized trading gain (loss)	706,069.23
Less: Commissions	(7,713.17)
Less: Trading Fee paid to Managing Owner	(12,975.36)
Interest income	15,530.85

Total Income	(114,802.51)
EXPENSES
Trading fees	0.00
Broker service fees	41,664.45
Incentive fees	0.00
Management fees	60,681.24

Total Expenses	102,345.69

Net Income (Loss)	$(217,148.20)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	223,785.13607	$21,615,590.72	$96.59
Current month additions	47.79788	4,279.40
Current month redemptions	(5,490.12600)	(524,071.09)
Net income (loss) for current month		(217,148.20)	(0.97)

Net asset value, end of current month	218,342.80790	$20,878,650.83	$95.62

	Monthly rate of return		-1.00%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(645,639.69)
Unrealized trading gain (loss)	1,313,105.16
Less: Commissions	(4,672.68)
Less: Trading Fee paid to Managing Owner	(25,207.14)
Interest income	45,888.29

Total Income	683,473.94
EXPENSES
Trading fees	0.00
Broker service fees	76,178.69
Incentive fees	0.00
Management fees	81,795.16

Total Expenses	157,973.85

Net Income (Loss)	$525,500.09

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	310,148.37584	$41,163,992.91	$132.72
Current month additions	124.73876	15,672.86
Current month redemptions	(3,712.18160)	(476,839.82)
Net income (loss) for current month		525,500.09	1.77

Net asset value, end of current month	306,560.93308	$41,228,326.04	$134.49

	Monthly rate of return		1.33%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES